Exhibit 23.1
PricewaterhouseCoopers LLP
100 E. Wisconsin Ave., Suite 1800
Milwaukee WI 53202
Telephone (414) 212 1600
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 1, 2006 relating to the financial statements and financial statement schedule, which appears in Johnson Control, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2006.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
March 26, 2007